Exhibit 99.B(E)(9)

Form of

Amendment

Dated May 24, 2006

to the

Rydex Variable Trust

Investor Services Plan,

Dated December 31, 1998,

as Amended

Form of

Amendment to the

Rydex Variable Trust

Investor Services Plan

Investor Service Fee

Rydex Funds

Nova Fund

Inverse S&P 500 Fund

Precious Metals Fund

Inverse OTC Fund

OTC Fund

Inverse Government Long Bond Fund

Europe Advantage Fund

Japan Advantage Fund

Russell 2000 Advantage Fund

Mid-Cap Advantage Fund

Dynamic S&P 500 Fund

Inverse Dynamic S&P 500 Fund

Dynamic OTC Fund

Inverse Dynamic OTC Fund

Dynamic Dow Fund

Inverse Dynamic Dow Fund

Large-Cap Value Fund

Large-Cap Growth Fund

Mid-Cap Value Fund

Mid-Cap Growth Fund

Inverse Mid-Cap Fund

Small-Cap Value Fund

Small-Cap Growth Fund

Inverse Russell 2000 Fund

Dynamic Strengthening Dollar Fund

Dynamic Weakening Dollar Fund

Government Long Bond Advantage Fund

U.S. Government Money Market Fund

All-Cap Value Fund

Internet Fund

Real Estate Fund

Utilities Fund

Commodities Fund

Sector Rotation Fund

Multi-Cap Core Equity Fund

Absolute Return Strategies Fund

Market Neutral Fund

Hedged Equity Fund

CLS AdvisorOne Amerigo Fund

CLS AdvisorOne Clermont Fund

CLS AdvisorOne Berolina Fund

S&P 500 Fund

Dynamic Russell 2000 Fund

Inverse Dynamic Russell 2000 Fund

Russell 2000 Fund

EPT Moderate Fund

EPT Conservative Fund

EPT Aggressive Fund

Investor Service Fee	Twenty-Five basis points (.25%)

Calculation of Fee

The investor service fee is based on a percentage of the Funds’ average daily net assets attributable to Shares of the Funds.

Additions are noted in bold.